Exhibit 99.1

For Immediate Release
Friday, July 22, 2005

BF ENTERPRISES, INC. BOARD APPROVES REVISED TERMS FOR STOCK SPLIT; CAUTIONS THAT FURTHER CHANGES IN OWNERSHIP COULD LEAD TO ABANDONMENT OF REVERSE STOCK SPLIT

     SAN FRANCISCO, CALIFORNIA-July 22, 2005 — BF Enterprises, Inc. (NASDAQ NMS: BFEN) (the “Company”) announced today that the Company’s Board of Directors has approved revised terms of a reverse split (the “Reverse Stock Split”) intended to take the Company private. Under the terms of the Reverse Stock Split, each 3,000 shares of the Company’s common stock, $0.10 par value per share, will be converted into one share of common stock and holders of less than 3,000 shares of common stock prior to the Reverse Stock Split will receive cash payments of $8.95 per pre-split share. The Company reserves the right to abandon the Reverse Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 (exclusive of transaction costs and fees) or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.

     Following the Reverse Stock Split, the Company will effect a 3,000-for-1 forward split so that the number of shares held by each holder of at least one share of common stock following the Reverse Stock Split will ultimately be unchanged.

     The per-share cash price for fractional shares following the Reverse Stock Split has been determined based on an updated valuation of Sutter Securities Incorporated, an independent investment bank. The valuation of Sutter Securities is $8.95 per share. The Company had previously announced that the valuation of Sutter Securities as of February 28, 2005 was $8.88 per share. The per share closing price for the common stock on July 21, 2005, the last trading day prior to this announcement, was $8.29.

     On March 31, 2005, the Company announced that the Board had approved a Reverse Stock Split ratio of 1-for-4,000 and a forward stock split ratio of 4,000-for-1. The determination of the 1-for-4000 Reverse Stock Split ratio was based, in part, on the Company’s determination of the amount that it was prepared to spend on cashing out fractional shares arising from the Reverse Stock Split. The Company reserved the right not to proceed with the Reverse Stock Split in the event that it determined that the amount of cash required to cash out fractional shares would exceed $3,000,000 (exclusive of transaction costs and fees), or if the Company otherwise determined that abandoning the Reverse Stock Split would be in the best interests of the Company. Since the announcement, a number of stockholders have taken action to reduce their holdings to under 4,000 shares and, as of July 5, 2005, the amount required to cash out the Company’s fractional shares in a 1-for-4,000 Reverse Stock Split had risen to approximately $4,500,000. For this reason, the Company has reluctantly changed the Reverse Stock Split ratio to 1-for-3,000, with a concomitant change in the forward stock split ratio. The Company reserves the right to abandon the Reverse Stock Split in the event that the Company determines that the amount of cash required to cash out fractional shares would exceed $3,000,000 (exclusive of transaction costs and fees) or if the Company otherwise determines that abandoning the Reverse Stock Split would be in the best interests of the Company.

     If stockholders take actions to reduce their holdings to under 3,000 shares (as they did with the 4,000 share threshold), the Company may be forced to make further changes to the ratio or to abandon the Reverse Stock Split entirely.

     The anticipated result of the Reverse Stock Split will be to reduce the number of the Company’s stockholders of record to fewer than 300. The Company intends to cease filing periodic reports with the Securities and Exchange Commission and to terminate the listing of its common stock on the Nasdaq National Market System.

     The Board of Directors has approved the Reverse Stock Split based on its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock while remaining burdened with the significant costs of being a publicly held company. In addition to its valuation, Sutter Securities has issued an opinion that the price to be paid to stockholders who receive cash in the Reverse Stock Split and will not be continuing stockholders is fair to those stockholders from a financial point of view.

     The Company has obtained approval of the holders of a majority of its common stock by written consent. The Company is today filing an amendment to the preliminary Information Statement initially filed on March 31, 2005. Following review by the Securities and Exchange Commission, the Company intends to distribute a definitive Information Statement to all holders of its common stock and to effect the Reverse Stock Split on or after 20 days following distribution to its stockholders.

     The Company intends for the Reverse Stock Split to treat holders of common stock in street name through a nominee (such as a bank or broker) in the same manner as holders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees. A stockholder holding fewer than 3,000 shares of common stock in street name who wants to receive cash in the Reverse Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name in a timely manner to ensure that such stockholder will be considered a holder of record prior to the effective date of the Reverse Stock Split. A stockholder holding fewer than 3,000 shares of common stock in street name through a nominee who does not transfer shares into a record account in a timely manner may not have his, her or its shares cashed out in connection with the Reverse Stock Split.

     The Information Statement will contain additional important information regarding the Reverse Stock Split. The Company advises its stockholders to read the definitive Information Statement when made available. Copies of both the most recent amendment to the preliminary Information Statement and the definitive Information Statement will be available without charge at the SEC’s website at www.sec.gov or from the Secretary of the Company when they are mailed to stockholders.

     A description of the interests of the executive officers and directors in the Company is set forth in the Company’s most recent Annual Report filed on Form 10-KSB for the fiscal year ended December 31, 2004, which was filed with the SEC on March 31, 2005, and the Company’s amended Annual Report filed on Form 10-KSB/A for the fiscal year ended December 31, 2004, which was filed with the SEC on April 29, 2005.

About BF Enterprises, Inc.

BF Enterprises, Inc. is a San Francisco-based real estate holdings and development company.

Contact Information:

BF Enterprises, Inc.
Brian P. Burns, Jr., 415-989-6580

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release, including discussions of potential deregistration of the Company’s stock, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are subject to the safe harbors created thereby. These include statements regarding the intent, belief or current expectations of the Company and statements regarding future events and the Company’s plans, goals and objectives, including statements relating to the proposed Reverse Stock Split, the termination of registration of the Company’s common stock under the Exchange Act and the expected cost savings of the Reverse Stock Split. The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. For further details and a discussion of these risks and uncertainties, see the Company’s filings under the Exchange Act, including its most recent Form 10-KSB and Form 10-KSB/A for the fiscal year ended December 31, 2004 and its most recent Form 10-Q for the quarter ended March 31, 2005. The proposed Reverse Stock Split and the subsequent termination of registration under the Exchange Act are each subject to various conditions and may not occur. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.